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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 333-01581) of our reports dated February 12, 2001, February 11, 2000, and February 12, 1999, relating to the financial statements of MONY Variable Account L-Strategist and MONYEquity Master, and our report dated February 8, 2001 relating to the consolidated financial statements of MONY Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York

April 17, 2001